Exhibit 10.9
[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(a)(6).

SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on December 28, 2021, by and between NextGen Acquisition Corp. II, a Cayman Islands exempted company (“NextGen”), and the undersigned subscriber (the “Investor”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Transaction Agreement (as defined below).
WHEREAS, this Subscription Agreement is being entered into in connection with the Agreement and Plan of Merger, dated as of August 22, 2021 (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among NextGen, Vieco USA, Inc., a Delaware corporation (the “Company”), Pulsar Merger Sub, Inc., a Delaware corporation (“NextGen Merger Sub”), and the other parties thereto, pursuant to which, among other things, NextGen Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly owned subsidiary of NextGen, and NextGen will change its name to “Virgin Orbit Holdings, Inc.,” on the terms and subject to the conditions therein (the “Transaction”);
WHEREAS, prior to the closing of the Transaction (and as more fully described in the Transaction Agreement), NextGen will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Islands Companies Law (2020 Revision) (the “Domestication”);
WHEREAS, prior to the date hereof, NextGen entered into: (a) separate subscription agreements (the “Insider Subscription Agreements”) with the Investor and certain other investors that may include existing directors, officers or securityholders (including, for the avoidance of doubt, holders of convertible securities) of NextGen, NextGen Sponsor LLC, a Cayman Islands limited liability company, the Company and/or their respective affiliates with an aggregate purchase price of $60,000,000 (collectively, the “Insider PIPE Investors” and, such investment, the “Insider PIPE Investment”) substantially similar to this Subscription Agreement; and (b) separate subscription agreements (collectively, the “Other PIPE Agreements” and, together with the Insider Subscription Agreements, the “Other Subscription Agreements”) substantially similar to this Subscription Agreement with certain investors (other than the Insider PIPE Investors) with an aggregate purchase price of $40,000,000 (inclusive of the Subscription Amount) (together with the Insider PIPE Investment and the investment contemplated by this Subscription Agreement, the “PIPE Investment”);
WHEREAS, pursuant to Section 9.1(h) of the Transaction Agreement, the closing of the Transaction is conditioned upon the sum of (x) the Trust Amount plus (y) the PIPE Investment Amount equaling or exceeding $200,000,000 (the “Minimum Available Acquiror Cash Amount”);
WHEREAS, pursuant to Section 7.2(a) of the Transaction Agreement, if, after the deadline for Acquiror Share Redemptions has passed in connection with the Acquiror Shareholders’ Meeting, the sum of (x) the Trust Amount plus (y) the PIPE Investment Amount, is reasonably expected to be less than the Minimum Available Acquiror Cash Amount, then, at or prior to the closing of the Transaction, the undersigned has the right to purchase up to $100,000,000 of additional shares of NextGen’s Class A common stock, par value $0.0001 per share, as such shares will exist as common stock following the Domestication (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Subscription Price”); and
WHEREAS, the Investor desires to exercise its rights pursuant to Section 7.2(a) of the Transaction Agreement to subscribe for and purchase from NextGen a number of Shares having a value equal to the aggregate purchase price set forth on the signature page hereto (the “Subscription Amount”).
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and NextGen acknowledges and agrees as follows:
1.Subscription. Subject to the terms and conditions hereof, the Investor hereby irrevocably subscribes for and agrees to purchase from NextGen, and NextGen agrees to issue and sell to the Investor, the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that, as a result of the Domestication, the Shares that will be issued pursuant hereto shall be shares of common stock in a Delaware corporation (and not shares in a Cayman Islands exempted company).
2.Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur on the closing date of the Transaction (the “Closing Date”) and be conditioned upon the prior or substantially concurrent consummation of the Transaction and satisfaction of the other conditions set forth in Section 3 hereof. One (1) business day prior to the Closing Date, the Investor shall deliver the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by NextGen in writing at least three (3) business days prior to the Closing Date. On the Closing Date, NextGen shall (i) issue the Shares to the Investor and subsequently cause the Shares to be registered in book-entry form in the name of the Investor (or its nominee in accordance with delivery instructions, as applicable) on NextGen’s share register and (ii) as soon as practical following the Closing, deliver to the Investor a certificate of NextGen’s transfer agent confirming the issuance and delivery of the Shares to the Investor (or such nominee or custodian) as of the Closing Date (or such other evidence of issuance of the Shares from NextGen’s transfer agent reasonably acceptable to the Investor). For purposes of this Subscription Agreement, “business day” shall mean any day, other than a Saturday, a Sunday or other day on which commercial banks in New York, New York or governmental authorities in the Cayman Islands (for so long as NextGen remains domiciled in Cayman Islands) are authorized or required by law to close. Prior to or at the Closing Date, Investor shall deliver to NextGen a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. In the event the Closing does not occur, NextGen shall promptly (but not later than three (3) business days after the date on which Investor delivers the Subscription Amount to NextGen) return or cause the return of the Subscription Amount to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Shares shall be deemed cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 8 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing upon delivery by NextGen of a subsequent Closing Notice in accordance with this Section 2. For the avoidance of doubt, if any termination hereof occurs after the delivery by the Investor of the Subscription Amount for the Shares and prior to the Closing, NextGen shall promptly (but not later than one (1) business day thereafter) return the Subscription Amount to Investor without any deduction for or on account of any tax, withholding, charges or set-off.
3.Closing Conditions. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the satisfaction of the following conditions:
(a)there shall not be in force any injunction or order issued by any governmental authority enjoining or prohibiting the issuance and sale of the Shares under this Subscription Agreement;
(b)solely with respect to the Investor’s obligation to close, no amendments or modifications of the Transaction Agreement by NextGen or the Company or waivers under the Transaction Agreement by NextGen shall have occurred that materially and adversely affect the economic benefits the Investor would reasonably expect to receive under this Subscription Agreement without the Investor’s prior written consent;
(c)all conditions precedent to the closing of the Transaction as set forth in the Transaction Agreement, including all necessary approvals of NextGen’s shareholders and regulatory approvals, if any, shall have been satisfied or waived (as determined by the applicable parties to the Transaction Agreement and other than those conditions that, by their nature, (x) may only be satisfied at the closing of the Transaction (including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement and the Other Subscription Agreements), but subject to the satisfaction or waiver of such conditions as of the Closing, or (y) will be satisfied by the Closing and the closing of the transactions contemplated by the Other Subscription Agreements);
(d)solely with respect to the Investor’s obligation to close, the representations and warranties made by NextGen in Section 5 of this Subscription Agreement shall be true and correct in all respects as of the Closing Date, other than those representations and warranties expressly made as of an earlier date, which shall be true and correct as of such date, in each case, except for any failure of such representations and warranties to be so true and correct as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined below) on NextGen or its ability to consummate the transactions contemplated hereby;
(e)solely with respect to the NextGen’s obligation to close, the representations and warranties made by the Investor in Section 6 of this Subscription Agreement shall be true and correct in all respects as of the Closing Date, other than those representations and warranties expressly made as of an earlier date, which shall be true and correct as of such date, in each case, except for any failure of such representations and warranties to be so true and correct as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Investor or its ability to consummate the transactions contemplated hereby;
(f)solely with respect to NextGen’s obligation to close, the Investor shall have wired the Subscription Amount in accordance with Section 2 of this Subscription Agreement and otherwise performed or complied in all material respects all of its covenants and agreements contained in this Subscription Agreement that are required to be performed or complied with by the Investor on or before the Closing Date; provided, that this condition shall be deemed satisfied unless written notice of such non-compliance is provided by NextGen to the Investor and the Investor fails to cure such non-compliance in all material respects within five (5) Business Days of receipt of such notice;
(g)solely with respect to the Investor’s obligation to close, NextGen shall have performed or complied in all material respects with all of its covenants and agreements contained in this Subscription Agreement that are required to be performed or complied with by NextGen on or before the Closing Date; provided, that this condition shall be deemed satisfied unless written notice of such non-compliance is provided by the Investor to NextGen and NextGen fails to cure such non-compliance in all material respects within five (5) Business Days of receipt of such notice;
(h)no suspension of the qualification of the Class A ordinary shares, par value $0.0001 per share, of NextGen (“Class A Shares”) for offering or sale or trading on the Nasdaq Stock Market LLC (“Nasdaq”), and no initiation or threatening of any proceedings for any of such purposes or delisting, shall have occurred and be continuing, and the Shares shall be approved for listing on Nasdaq or the New York Stock Exchange (“NYSE”), subject to official notice of issuance; and
(i)solely with respect to the Investor’s obligation to close, there shall have been no amendment, waiver, or modification to the Other Subscription Agreements that materially economically benefits any other investor unless the Investor has been offered substantially the same benefits.
4.Further Assurances. At or prior to the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties deem to be reasonably necessary or advisable in order to consummate the subscription as contemplated by this Subscription Agreement (the “Subscription”).
5.NextGen Representations, Warranties and Agreements. NextGen represents and warrants to, and agrees with, the Investor that:
(a)NextGen is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. NextGen has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date, following the Domestication, NextGen will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware.
(b)As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any liens or preemptive or similar rights created under NextGen’s certificate of incorporation (as in effect at such time of issuance) or under the Delaware General Corporation Law (other than those arising under this Subscription Agreement or applicable securities laws).
(c)This Subscription Agreement has been duly authorized, executed and delivered by NextGen and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement constitutes a valid and binding agreement of NextGen and is enforceable against NextGen in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.
(d)The issuance and sale by NextGen of the Shares and the execution and delivery of, and compliance by NextGen with all of the provisions pursuant to, this Subscription Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of NextGen or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which NextGen or any of its subsidiaries is a party or by which NextGen or any of its subsidiaries is bound or to which any of the property or assets of NextGen is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of NextGen and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Shares or the legal authority of NextGen to comply in all material respects with its obligations under this Subscription Agreement; (ii) the provisions of the organizational documents of NextGen; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over NextGen or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of NextGen to comply in all material respects with its obligations under this Subscription Agreement.
(e)As of their respective filing dates, all reports required to be filed by NextGen with the U.S. Securities and Exchange Commission (the “SEC”) since March 22, 2021 (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder and none of the SEC Reports, when filed, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that notwithstanding anything to the contrary in this Subscription Agreement, no representation or warranty is made under this Subscription Agreement or otherwise as to the timeliness of the filing of NextGen’s Form 10-Q for the quarterly period ended March 31, 2021 filed on May 26, 2021 with the SEC, as to the accounting treatment of the Company’s issued and outstanding warrants, or as to any deficiencies in disclosure (including with respect to accounting and disclosure controls) arising from the accounting treatment of such warrants, in any SEC Reports, or as to the accounting treatment of the Company's Class A common stock subject to possible redemption as temporary equity. The financial statements of NextGen included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (as amended or superseded) and fairly present in all material respects the financial position of NextGen as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by NextGen from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.
(f)Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, NextGen is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i)  filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 12 of this Subscription Agreement; (iv) those required by Nasdaq, including with respect to obtaining approval of NextGen’s stockholders, and (v) the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or have a material adverse effect on NextGen’s ability to consummate the transactions contemplated hereby, including the sale and issuance of the Shares.
(g)As of the date hereof, NextGen has not received any written communication from a governmental authority that alleges that NextGen is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(h)As of the date hereof, there is no (i) suit, action, claim, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of NextGen, threatened against NextGen or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against NextGen, except, in each case, for such matters as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.
(i)Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Shares by NextGen to the Investor.
(j)Neither NextGen nor any person acting on its behalf has offered or sold the Shares by any form of general solicitation or general advertising in violation of the Securities Act.
(k)As of the date hereof, the authorized share capital of NextGen consists of (i) 5,000,000 undesignated preferred shares, par value $0.0001 per share (“Preferred Shares”), (ii) 500,000,000 Class A Shares and (iii) 50,000,000 Class B ordinary shares, par value $0.0001 per share (“Class B Shares”). As of the date hereof: (1) no Preferred Shares are issued and outstanding, (2) 38,259,457 Class A Shares are issued and outstanding, (3) 9,564,864 Class B Shares are issued and outstanding and (4) 14,419,818 warrants, each entitling the holder thereof to purchase one Class A Share at an exercise price of $11.50 per Class A Share, are outstanding.
(l)As of the date hereof, the issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. There is no suit, action, proceeding or investigation pending or, to the knowledge of NextGen, threatened against NextGen by Nasdaq or the SEC with respect to any intention by such entity to deregister NextGen’s Class A Shares or prohibit or terminate the listing of

NextGen’s Class A Shares on Nasdaq. NextGen has taken no action that is designed to terminate the registration of its Class A Shares under the Exchange Act.
(m)Other than as set forth in the Transaction Agreement, there are no securities or instruments issued by or to which NextGen is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement, in each case that have not been or will not be validly waived on or prior to the Closing Date.
(n)NextGen is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares.
(o)The Other Subscription Agreements reflect the same Per Share Subscription Price and other terms and conditions with respect to the purchase of the Shares that are no more favorable to such subscriber thereunder than the terms of this Subscription Agreement, other than terms particular to the regulatory requirements of such subscriber or its affiliates or related funds, and there is no side letter or other agreement that modifies such Per Share Subscription Price and such other terms and conditions with respect to the purchase of the Shares. Furthermore, if, and whenever on or after the date hereof, NextGen (i) enters into any subscription agreements for the purchase of Class A Shares with the closing of such purchase to occur in connection with the closing of the Transaction, (ii) enters into a side letter or other agreement that modifies such Per Share Subscription Price or modifies or provides for other terms and conditions with respect to the purchase of the Shares, or (iii) otherwise amends or modifies any of the Other Subscriptions Agreements, side letters or other agreements, in each case, pursuant to which the terms and conditions thereof are more favorable to such other subscriber, other than terms particular to the regulatory requirements of such subscriber or its affiliates or related funds, this Agreement shall be, without any further action by the Investor or NextGen, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such other subscription agreement, side letter or other agreement. Notwithstanding anything to the contrary herein, entry into agreements, side letters, or other arrangements with respect to the sale, supply, marketing or distribution of goods or services shall be excluded from the foregoing.
6.Investor Representations, Warranties and Agreements. The Investor represents and warrants to, and agrees with, NextGen that:
(a)The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring its entire beneficial ownership interest in the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is acquiring the Shares for investment purposes only and is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws of the United States or any other jurisdiction (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares and the Investor is an “institutional account” as defined by FINRA Rule 4512(c).
(b)The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction and that NextGen is not required to register the Shares except as set forth in Section 7 of this Subscription Agreement. The Investor acknowledges and agrees that, unless the resale of the Shares has been registered pursuant to an effective registration statement under the Securities Act, the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor except (i) to NextGen or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates representing the Shares shall contain a restrictive legend to the following effect:
(i)THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS.  NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN

EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B), UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, ANY SUCH TRANSFER OR OTHER DISPOSITION IS SUBJECT TO THE CONDITIONS CONTAINED IN A SUBSCRIPTION AGREEMENT, DATED DECEMBER 28, 2021.  A COPY OF SUCH CONDITIONS WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST.
(c)The Investor acknowledges and agrees that the Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.
(d)The Investor acknowledges and agrees that the Investor is purchasing the Shares from NextGen. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of NextGen, the Company, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of NextGen expressly set forth in Section 5 of this Subscription Agreement and the investor presentation and materials provided by NextGen to Investor, in making its investment or decision to invest in NextGen; provided that this Section 6(d) shall not apply to (i) the representations, warranties, covenants and agreements made in that certain Transaction Support and Liquidation Agreement (the “Liquidation Agreement”), dated as of July 2, 2021, by and among Vieco 10 Limited, Aabar Space, Inc. and the Investor or (ii) the representations, warranties, covenants and agreements made in that certain Subscription Agreement, dated as of August 22, 2021 (the “Prior VIL Subscription Agreement”), by and between NextGen and the Investor.
(e)The Investor has (i) received, reviewed and understood the offering materials made available to it in connection with the Subscription, (ii) had the opportunity to ask questions of and receive answers from the Company directly and (iii) conducted and completed its own independent due diligence with respect to the Subscription. Based on such information the Investor has deemed appropriate, the Investor has independently made its own analysis and decision to enter into the Subscription. Except for the representations, warranties and agreements of NextGen expressly set forth in this Subscription Agreement, the Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it may deem appropriate) with respect to the Subscription, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of NextGen, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.
(f)The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and NextGen, the Company or a representative of NextGen or the Company, and the Shares were offered to the Investor solely by such direct contact. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered to the Investor by any form of general solicitation or general advertising and (ii) are not being offered to the Investor in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including NextGen, the Company, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of NextGen contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in NextGen; provided that this Section 6(f) shall not apply to the representations or warranties made in the Liquidation Agreement or the Prior VIL Subscription Agreement.
(g)The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in NextGen’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither NextGen nor the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Subscription Agreement.
(h)Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in NextGen. The Investor acknowledges specifically that a possibility of total loss exists.
(i)The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.
(j)The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.
(k)The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, the Investor will not violate any provisions of the Investor’s organizational documents, including its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding agreement of NextGen, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
(l)Neither the Investor nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person or entity named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom, to the extent applicable to it. The Investor further represents that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.
(m)If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), then the Investor represents and warrants that (1) neither NextGen nor any of its affiliates has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Shares, and none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Shares; and (2) its purchase of the Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.
(n)As of the date hereof, the Investor does not have any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of NextGen; provided that in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement. For the avoidance of doubt, this Section 6(n) shall not apply to ordinary course, non-speculative hedging transactions.
(o)The Investor has or has commitments to have and, when required to deliver payment to NextGen pursuant to Section 2 above, will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.
(p)No broker’s or finder’s fees or commissions will be payable by the Investor with respect to the transactions contemplated hereby.
(q)The Investor is not a “foreign government,” as defined in Section 721 of the Defense Production Act of 1950, as amended, including, without limitation, all implementing regulations thereof (the “DPA”). The Investor will not have control (as defined in 31 C.F.R. §800.208) over NextGen from and after the Closing solely as a result of the purchase and sale of the Shares hereunder.
7.Registration Rights.
(a)NextGen agrees that, within thirty (30) days following the Closing Date (such deadline, the “Filing Deadline”), NextGen will submit to or file with the SEC (at NextGen's expense) a registration statement for a shelf registration on Form S-1, Form S-3 (if NextGen is then eligible to use a Form S-3 shelf registration) or other appropriate form (the “Registration Statement”), in each case, covering the resale of the Shares acquired by the Investor pursuant to this Subscription Agreement which are eligible for registration (determined as of two (2) business days prior to such submission or filing) (the “Registrable Shares”) and NextGen shall use its commercially reasonable efforts to have the Registration Statement declared effective as promptly as practicable after the filing thereof, but no later than the earliest of (i) the 90th calendar day following the filing date thereof if the SEC notifies NextGen that it will “review” the Registration Statement, (ii) the first anniversary of the date of this Subscription Agreement, (iii) the 10th business day after the date NextGen is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review and (iv) the 90th calendar day following the Closing (such earlier date, the “Effectiveness Deadline”); provided, however, that if such day falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business; provided further, that NextGen’s obligations to include the Registrable Shares in the Registration Statement are contingent upon Investor furnishing in writing to NextGen such information regarding Investor or its permitted assigns, the securities of NextGen held by Investor and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by NextGen to effect the registration of the Registrable Shares, and Investor shall execute such documents in connection with such registration as NextGen may reasonably request that are customary of a selling shareholder in similar situations, including providing that NextGen shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, during any customary blackout or similar period or as permitted hereunder; provided that Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares. NextGen will use its commercially reasonable efforts to provide a draft of the Registration Statement to the Investor for review at least two (2) business days in advance of the date of filing the Registration Statement with the SEC; provided that for the avoidance of doubt, in no event shall NextGen be required to delay or postpone the filing of such Registration Statement as a result of or in connection with the Investor’s review.
(b)For as long as the Investor holds Shares, NextGen will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Shares pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) (in each case, when Rule 144 of the Securities Act becomes available to the Investor). Any failure by NextGen to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve NextGen of its obligations to file or effect the Registration Statement as set forth above in this Section 7.

Notwithstanding the foregoing, if the SEC prevents NextGen from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional Registrable Shares under Rule 415 under the Securities Act, NextGen shall amend the Registration Statement or file a new Registration Statement to register such Registrable Shares not included in the initial Registration Statement and shall use commercially reasonable efforts to have such amendment or Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the Effectiveness Deadline. As soon as is reasonably practicable upon notification by the SEC that the Registration Statement has been declared effective by the SEC, NextGen shall file the final prospectus under Rule 424 of the Securities Act. If the SEC determines that any resale of the Shares is deemed a primary offering, NextGen will use its commercially reasonable efforts to dispute the SEC’s determination. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC or another regulatory agency; provided that if the SEC or another regulatory agency requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw from the Registration Statement.
(c)At its expense NextGen shall:
(i)except for such times as NextGen is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which NextGen determines to obtain, continuously effective with respect to the Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) Investor ceases to hold any Registrable Shares, (B) the date all Registrable Shares held by Investor may be sold without restriction under Rule 144, including, without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144, and (C) three (3) years from the date of effectiveness of the Registration Statement;
(ii)advise Investor within five (5) business days:
(1)when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;
(2)after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;
(3)of the receipt by NextGen of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(4)subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.
Notwithstanding anything to the contrary set forth herein, NextGen shall not, when so advising Investor of such events described in Section 7(c)(ii) above, provide Investor with any material, nonpublic information regarding NextGen other than to the extent that providing notice to Investor of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding NextGen;
(iii)use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;
(iv)upon the occurrence of any event contemplated in Section 7(c)(ii)(4) above, except for such times as NextGen is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, NextGen shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(v)use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which the shares of Class A common stock issued by NextGen have been listed;
(vi)if requested by Investor, use commercially reasonable efforts to cause NextGen’s transfer agent to remove the legend set forth above in Section 6(b)(i), in accordance with the provisions of Section 7(g); and
(vii)otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, consistent with the terms of this Agreement, in connection with the registration of the Registrable Shares.
(d)Notwithstanding anything to the contrary in this Subscription Agreement, NextGen shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement if it reasonably determines that in order for the Registration Statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (ii) the negotiation or consummation of a transaction by NextGen or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event NextGen’s board of directors reasonably believes would require additional disclosure by NextGen in the Registration Statement of material information that NextGen has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of NextGen’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (iii) in the good faith judgment of the majority of NextGen’s board of directors, such filing or effectiveness or use of such Registration Statement, would be seriously detrimental to NextGen and the majority of the NextGen board of directors concludes as a result that it is essential to defer such filing (each such circumstance, a “Suspension Event”); provided, however, that NextGen may not delay or suspend the Registration Statement on more than three (3) occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days in each case during any twelve (12) month period. Upon receipt of any written notice from NextGen of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Investor receives copies of a supplemental or amended prospectus (which NextGen agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by NextGen that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by NextGen unless otherwise required by law or subpoena. If so directed by NextGen, Investor will deliver to NextGen or, in Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent Investor is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.
(e)The Investor may deliver written notice (an “Opt-Out Notice”) to NextGen requesting that the Investor not receive notices from NextGen otherwise required by Section 7; provided, however, that the Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Investor (unless subsequently revoked), (i) NextGen shall not deliver any such notices to the Investor and the Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Investor’s intended use of an effective Registration Statement, the Investor will notify NextGen in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7(e)) and the related suspension period remains in effect, NextGen will so notify the Investor, within two (2) business days of the Investor’s notification to

NextGen, by delivering to the Investor a copy of such previous notice of Suspension Event, and thereafter will provide the Investor with the related notice of the conclusion of such Suspension Event immediately upon its availability.
(f)Indemnification.
(i) NextGen agrees to indemnify and hold harmless, to the extent permitted by law, Investor (to the extent a seller under the Registration Statement), its directors, officers, partners, managers, members, investment advisors, employees, stockholders, agents and each person who controls Investor (within the meaning of the Securities Act), to the extent permitted by law, against all losses, claims, damages, liabilities, and reasonable and documented out of pocket expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending any such action or claim of one law firm and one local counsel in each applicable jurisdiction) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to NextGen by or on behalf of such Investor expressly for use therein or such Investor has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any other law, rule or regulation thereunder; provided, however, that the indemnification contained in this Section 7(f)(i) shall not apply to amounts paid in settlement of any losses, claims, damages, liabilities and out of pocket expenses if such settlement is effected without the consent of NextGen (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall NextGen be liable for any losses, claims, damages, liabilities and out of pocket expenses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by an Investor expressly for use in the Prospectus, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by NextGen in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by NextGen, or (D) in connection with any offers or sales effected by or on behalf of an Investor in violation of Section 7(d) hereof.
(ii)In connection with any Registration Statement in which an Investor is participating, such Investor shall furnish (or cause to be furnished) to NextGen in writing such information and affidavits as NextGen reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify NextGen, its directors, officers, agents, employees and each person or entity who controls NextGen (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, and reasonable and documented out-of-pocket expenses (including reasonable and documented attorneys’ fees of one law firm) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of such Investor expressly for use therein; provided, however, that the liability of such Investor shall be several and not joint with any other investor and shall be in proportion to and limited to the net proceeds received by such Investor from the sale of Registrable Shares giving rise to such indemnification obligation.
(iii)Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(iv)The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.
(v)If the indemnification provided under this Section 7(f) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Investor shall be limited to the net proceeds received by such Investor from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 7(f)(i), Section 7(f)(ii) and Section 7(f)(iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(f)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.
(g)Subject to receipt from the Investor by NextGen and the transfer agent of customary representations and other documentation reasonably acceptable to NextGen and the transfer agent in connection therewith, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, upon request by Investor, NextGen shall use commercially reasonable efforts to remove or cause to be removed any legend from the book-entry position evidencing the Shares within a reasonable time following the earliest of such time as the Shares (i) (x) are registered under or (y) have been or are about to be sold or transferred pursuant to an effective registration statement, (ii) have been or are about to be sold or transferred pursuant to Rule 144 or (iii) may be sold by such Investor without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions. In connection with NextGen’s instruction to remove any legend from the book-entry position evidencing the Shares pursuant to the preceding sentence, and subject to receipt from the Investor by NextGen and its counsel of representations and documentation reasonably acceptable to NextGen and its counsel, NextGen shall cause its legal counsel to deliver an opinion, if necessary, to the transfer agent to the effect that the removal of such restrictive legend in such circumstance may be effected under the Securities Act. If restrictive legends are no longer required for the Shares pursuant to the foregoing, NextGen shall, in accordance with the provisions of this section and reasonably promptly following any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the transfer agent irrevocable instructions that the transfer agent shall make a new, unlegended entry for the Shares.
8.Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if the conditions to Closing set forth in Section 3 of this Subscription

Agreement are not satisfied, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing and (d) May 23, 2022 or, if the Agreement End Date (as defined in the Transaction Agreement) is extended by the parties thereto, such date shall be August 23, 2022; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover reasonable and documented out-of-pocket losses, liabilities or damages arising from any such willful breach. NextGen shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 8, any monies paid by the Investor to NextGen in connection herewith shall be promptly (and in any event within one (1) business day after such termination) returned to the Investor.
9.Trust Account Waiver. The Investor acknowledges that NextGen is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving NextGen and one or more businesses or assets. The Investor further acknowledges that, as described in NextGen’s prospectus relating to its initial public offering dated March 25, 2021 (the “IPO Prospectus”) available at www.sec.gov, substantially all of NextGen’s assets consist of the cash proceeds of NextGen’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of NextGen, its public shareholders and the underwriter of NextGen’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to NextGen to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of NextGen entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided that nothing in this Section 9 shall (x) serve to limit or prohibit the Investor’s right to pursue a claim against NextGen for legal relief against assets held outside the Trust Account (so long as such claim would not affect NextGen’s ability to fulfill its obligation to effectuate any redemption right with respect to any securities of NextGen), for specific performance or other equitable relief, (y) serve to limit or prohibit any claims that the Investor may have in the future against NextGen’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) (so long as such claim would not affect NextGen’s ability to fulfill its obligation to effectuate any redemption right with respect to any securities of NextGen) or (z) be deemed to limit the Investor’s right, title, interest or claim to the Trust Account by virtue of the Investor’s record or beneficial ownership of Shares of NextGen acquired by any means other than pursuant to this Subscription Agreement.
10.Miscellaneous.
(a)Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned, other than (i) by prior written consent from NextGen or (ii) an assignment to one or more affiliates under common control with Investor, including the investment manager of the Investor and any entity, fund or account managed by the same investment manager as the Investor or a controlled affiliate thereof, without prior written consent of NextGen, subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Subscription Agreement or a separate subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Subscription Amount and other terms and conditions; provided that, in the case of any such transfer or assignment, the initial party to this Subscription Agreement shall remain bound by its obligations under this Subscription Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of Shares contemplated hereby. Neither this Subscription Agreement nor any rights that may accrue to NextGen hereunder or any of NextGen’s obligations may be transferred or assigned other than pursuant to the Transaction.
(b)NextGen may request from the Investor such additional information as NextGen may reasonably deem necessary to evaluate the eligibility of the Investor to acquire the Shares, to comply with applicable regulatory requirements and in connection with the inclusion of the Shares in the Registration Statement, and the Investor shall promptly provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that, NextGen agrees to keep any such information provided by the Investor confidential. The Investor acknowledges that NextGen may file a copy of the form of this Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement.
(c)The Investor acknowledges that NextGen will rely on the acknowledgments, understandings, agreements, covenants, representations and warranties of the Investor contained in this Subscription

Agreement. Prior to the Closing, the Investor agrees to promptly notify NextGen if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate.
(d)NextGen acknowledges that the Investor will rely on the acknowledgments, understandings, agreements, covenants, representations and warranties of NextGen contained in this Subscription Agreement. Prior to the Closing, NextGen agrees to promptly notify the Investor if any of the acknowledgments, understandings, agreements, representations and warranties of NextGen set forth herein are no longer accurate.
(e)NextGen and the Investor are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby to the extent required by law or regulation.
(f)All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party in this Subscription Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.
(g)This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.
(h)This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 7(f), Section 10(c) and Section 10(d) with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.
(i)Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.
(j)If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
(k)Each party shall pay all of its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Subscription Agreement and the transactions contemplated hereby, whether or not such transactions are consummated.
(l)The obligations of the Investor under this Subscription Agreement are several and not joint with the obligations of any other investor under the Other Subscription Agreements, and the Investor shall not be responsible in any way for the performance of the obligations of any other investor under any Other Subscription Agreement. The decision of the Investor to purchase the Shares pursuant to this Subscription Agreement has been made by the Investor independently of any other investor and independently of any information, materials, statements opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of NextGen, the Company or any of their respective subsidiaries which may have been made or given by any other investor or by any agent or employee of any other investor, and neither the Investor nor any of its agents or employees shall have any liability to any other investor relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Investor or any other investor pursuant hereto or thereto, shall be deemed to constitute the Investor and any other investor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and any other investor are in any way acting in concert or as a “group” (within the meaning of Section 13(d) of the Exchange Act) with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Investor

acknowledges that no other investor has acted as agent for the Investor in connection with making its investment hereunder and no other investor will be acting as agent of the Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement.
(m)This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.
(n)The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.
(o)THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 10(o) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRED THE APPLICATION OF THE LAW OF ANY OTHER STATE.
(p)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(p).
11.Non-Reliance and Exculpation. The Investor acknowledges and agrees that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of NextGen expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in NextGen; provided that the foregoing shall not apply to the representations and warranties made in the Liquidation Agreement or the representations and warranties made in the Prior VIL Subscription Agreement. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any Other Subscription Agreement related to the private placement of the Shares (including such other investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) any other party to the Transaction Agreement (other than NextGen), or (iii) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of NextGen, the Company or any other party to the Transaction Agreement shall be liable to the Investor, or to any other investor, pursuant to this Subscription Agreement or any Other Subscription Agreement related to the private placement of the Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.
12.Press Releases; Publicity. All press releases, marketing materials or other public communications or disclosures relating to the transactions contemplated hereby between NextGen and the Investor, and the method of the release for publication thereof, shall be subject to the prior written approval of the Investor to the extent such press release or public communication or disclosure of the name of the Investor or any of its affiliates or investment advisers; provided that NextGen shall not be required to obtain consent pursuant to this Section 12 to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 12. The restriction in this Section 12 shall not apply to the extent the public announcement or disclosure is required by applicable securities law (including in connection with the Registration Statement), any governmental authority or stock exchange rule; provided that in such an event, NextGen shall consult with the Investor in advance as to its form, content and timing.
13.Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:
If to the Investor, to the address provided on the Investor’s signature page hereto.

If to NextGen, to:
NextGen Acquisition Corp. II
2255 Glades Road, Suite 324A
Boca Raton, Florida 33431
Attention:    Patrick Ford
Email:         [***]
with copies to (which shall not constitute notice), to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention:    Howard L. Ellin
        David J. Goldschmidt
        June S. Dipchand
Email:         [***]

and

Vieco USA, Inc.
4022 East Conan Street
Long Beach, CA 90808
Attention:     Brita O’Rear
Derrick Boston
Email:         [***]
and

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022

Attention:    Justin Hamill
Rachel Sheridan
            Drew Capurro
Email:        [***]

    or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor: Virgin Investments Limited	State/Country of Formation or Domicile: British Virgin Islands

By: /s/ James Cahillane
Name: James Cahillane
Title: Authorized Signatory

Name in which Shares are to be registered (if different):	Date: December 28, 2021

Investor’s EIN: [***]

Business Address-Street: Craigmuir Chambers, PO Box 71, Road Town, Tortola VG1110 British Virgin Islands	Mailing Address-Street (if different):

Attn: VGHL	Attn:

Telephone No.: [***]	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for: 5,820,000

Aggregate Subscription Amount: $58,200,000	Price Per Share: $10.00
You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by NextGen in the Closing Notice.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, NextGen has accepted this Subscription Agreement as of the date set forth below.
NEXTGEN ACQUISITION CORP. II
    By:    /s/ Patrick T. Ford
    Name:    Patrick T. Ford
    Title:    Chief Financial Officer and Secretary
Date: Dec 27, 2021